UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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CRESTWOOD MIDSTREAM PARTNERS LP

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The following language appeared as Item 8.01 Other Event on Crestwood Midstream Partners LP’s Form 8-K filed on September 24, 2013:

This Current Report on Form 8-K is being filed by Inergy Midstream, L.P., a Delaware limited partnership (“Inergy Midstream”) in connection with a Memorandum of Understanding (the “Memorandum of Understanding”) regarding the settlement of certain litigation relating to the previously announced Agreement and Plan of Merger, dated as of May 5, 2013, among Inergy Midstream, NRGM GP, LLC (“NRGM GP”), Intrepid Merger Sub, LLC (“Merger Sub”), Inergy, L.P. (“Inergy, L.P.”), Crestwood Midstream Partners LP (“Crestwood”), Crestwood Holdings LLC (“Crestwood Holdings”) and Crestwood Gas Services GP LLC (“CMLP GP”). The Merger Agreement provides for, among other things, the acquisition of Crestwood by Inergy Midstream through the merger (the “Merger”) of Merger Sub with and into Crestwood, with Crestwood surviving as a wholly owned subsidiary of Inergy Midstream at the effective time of the Merger.

Settlement of Certain Litigation

As previously reported by Inergy Midstream, most recently in the discussion beginning on page 79 of the definitive proxy statement/prospectus filed by Crestwood and Inergy Midstream with the U.S. Securities and Exchange Commission (the “SEC”) on September 5, 2013 (the “Proxy Statement/Prospectus”), five putative class action lawsuits challenging the Merger have been filed, four in federal court in the United States District Court for the Southern District of Texas: (i) Abraham Knoll v. Robert G. Phillips, et al. (Case No. 4:13-cv-01528); (ii) Greg Podell v. Crestwood Midstream Partners, LP, et al. (Case No. 4:13-cv-01599); (iii) Johnny Cooper v. Crestwood Midstream Partners LP, et al. (Case No. 4:13-cv-01660; Johnny Cooper was subsequently replaced as named plaintiff in this action by Linda Giaimo); and (iv) Steven Elliot LLC v. Robert G. Phillips, et al. (Case No. 4:13-cv 01763), and one in Delaware Chancery Court, Hawley v. Crestwood Midstream Partners LP, et al. (Case No. 8689-VCL). All the cases name Crestwood, CMLP GP, Crestwood Holdings, the current and former directors of CMLP GP, Inergy, L.P., Inergy Midstream, NRGM GP and Merger Sub as defendants. The plaintiff in the Hawley action in Delaware filed a motion for expedited proceedings but subsequently withdrew that motion and then filed a stipulation voluntarily dismissing the action without prejudice, which has been granted by the Court, such that the Hawley action has now been dismissed. The plaintiffs in the Knoll, Podell, Cooper, and Elliot actions filed an unopposed motion to consolidate these four cases, which the Court granted. The consolidated action is styled In re Crestwood Midstream Partners Unitholder Litigation (Lead Case No. 4:13-cv-01528) (the “Litigation”).

On September 24, 2013, the defendants and plaintiffs Knoll, Podell and Giaimo (the “Settling Parties”) entered into the Memorandum of Understanding providing for the settlement of the Litigation, subject to certain confirmatory discovery by the plaintiffs in the Litigation and subject to the approval of the United States District Court for the Southern District of Texas (the “Court”). Inergy Midstream and the other named defendants have vigorously denied, and continue vigorously to deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in the Litigation. The Memorandum of Understanding outlines the terms of the Settling Parties’ agreement in principle to settle and release all claims which were or could have been asserted in the Litigation.

The parties to the Memorandum of Understanding will seek to enter into a stipulation of settlement that will be presented to the Court for final approval. The stipulation of settlement will be subject to customary conditions, including approval by the Court, which will consider the fairness, reasonableness and adequacy of the settlement. The stipulation of settlement will provide for, among other things, the conditional certification of the Litigation as a non opt-out class action. The stipulation of settlement will provide for the release of any and all claims arising from the Merger, subject to approval by the Court. The release will not become effective until the stipulation of settlement is approved by the Court, and there can be no assurance that the Settling Parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the Settling Parties were to enter into the stipulation. In such event, or if the Merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect. The settlement will not affect the consideration to be received by Crestwood’s unitholders in the Merger or the timing of the anticipated closing of the Merger.

Inergy Midstream believes that the lawsuits are without merit and that no further disclosure is required to supplement the Proxy Statement/Prospectus under applicable laws; however, to eliminate the burden, expense and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, Crestwood and Inergy Midstream have agreed, pursuant to the terms of the Memorandum of Understanding, to make certain supplemental disclosures to the Proxy Statement/Prospectus as set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The supplemental disclosures to the Proxy Statement/Prospectus set forth in this Current Report on Form 8-K should be read alongside the Proxy Statement/Prospectus, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement/Prospectus, this Current Report on Form 8-K is more current. Defined terms used but not otherwise defined herein have the meanings set forth in the Proxy Statement/Prospectus.

Supplements to the Proxy Statement/Prospectus

1.    The section of the Proxy Statement/Prospectus titled “Special Factors — Background of the Merger” is hereby supplemented as follows:

A.    The following disclosure supplements the fifth full paragraph on page 35 of the Proxy Statement/Prospectus by adding the following new sentence at the end of such paragraph:

After Mr. Phillips discussed the potential transactions with the members of the Crestwood Conflicts Committee for the first time, it was determined that, in light of the very preliminary stage and the belief that Inergy would likely pursue a competitive process that might involve Inergy engaging in discussions with multiple potential parties in addition to Crestwood, Mr. Phillips and the management team of Crestwood would continue to engage in discussions with Inergy to assess the feasibility of engaging in a transaction that would be mutually beneficial to Crestwood and Inergy.

B.    The following disclosure supplements the third full paragraph on page 37 of the Proxy Statement/Prospectus by adding the following new sentence at the end of such paragraph:

Crestwood believed that providing its unitholders with a one-time cash distribution in an amount sufficient to prevent such holders from experiencing any dilution with respect to forecasted distributions through calendar year 2015 would adequately protect such holders from dilution as a result of the merger. This belief was based on the fact that its forecasted distributions were difficult to predict years in advance, and that the risk of potential dilution was more than offset by the greater cash flow stability that a merger with Inergy Midstream would provide due to Inergy Midstream’s significant portfolio of long-term fee-based contracts with high-quality customers.

2.    The section of the Proxy Statement/Prospectus titled “Special Factors — Opinion of Evercore, Financial Advisor to the Crestwood Conflicts Committee” is hereby supplemented as follows:

A.    The following disclosure supplements the first full paragraph on page 50 of the Proxy Statement/Prospectus by adding the new sentence following the third sentence of such paragraph:

For purposes of its analysis of the pro forma impact of the merger, Evercore relied on the expected annual synergies prepared by management of Crestwood of $10 million in 2013, $15 million in 2014 and $20 million in each of 2015, 2016 and 2017.

B.    The following disclosure precedes the first sentence of the fifth full paragraph on page 51 of the Proxy Statement/Prospectus with the following:

Utilizing the closing price of Inergy Midstream common units as of May 3, 2013, the merger consideration to be received by Crestwood unitholders (other than the Crestwood Affiliated Entities) consisting of 1.0700 Inergy Midstream common units and $1.03 in cash would equate to $27.30 per unit.

C.    The following disclosure supplements the discussion following the third full paragraph on page 52 of the Proxy Statement/Prospectus by adding the following new paragraphs and tables:

The following table sets forth Crestwood’s projected unlevered free cash flows for the six months ending December 31, 2013 and calendar years 2014 through 2017 utilized by Evercore in its analysis ($ in millions):

	For the Six Months Ending December 31,	For the Years Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Unlevered FCF	$59.6	$88.2	$167.2	$178.0	$203.6

Evercore calculated an implied WACC for Crestwood Midstream of 7.8% and utilized a discount rate range of 7.5% to 8.5% in its analysis. The assumptions used in the Capital Asset Pricing Model and the associated derivation of Crestwood Midstream’s Weighted Average Cost of Capital are shown below ($ in millions, except per unit amounts):

	Partnership	Unit Price 5/3/2013	Market Equity Value	Total Debt	Preferred Stock	Total Debt and Preferred Stock	Total Debt / Total Capitalization	Adjusted Beta (1)	Unlevered Beta (2)
Equity Cost of Capital	American Midstream Partners, LP	$18.01	$169	$113	$90	$203	54.7%	0.59	0.33
	Atlas Pipeline Partners, L.P.	36.48	2,403	1,180	—	1,180	32.9%	1.05	0.80
	Access Midstream Partners, L.P.	42.48	8,215	2,500	—	2,500	23.3%	0.66	0.55
	Crosstex Energy, L.P.	18.78	1,795	1,036	—	1,036	36.6%	0.87	0.64
	DCP Midstream Partners, LP	48.06	2,973	1,620	—	1,620	35.3%	0.69	0.51
	MarkWest Energy Partners, L.P.	60.70	9,050	2,523	—	2,523	21.8%	0.75	0.64
	Regency Energy Partners LP	25.54	5,251	2,757	73	2,830	35.0%	0.70	0.52
	Southcross Energy Partners, L.P.	21.61	539	191	259	450	45.5%	0.64	0.41
	Summit Midstream Partners, LP	27.46	1,368	199	—	199	12.7%	1.07	0.98
	Targa Resources Partners LP	46.63	4,843	2,393	—	2,393	33.1%	0.72	0.54
	Western Gas Partners, LP	59.73	6,406	1,927	—	1,927	23.1%	0.73	0.61
						Mean (3)	28.2%	0.80	0.64
						Median (3)	32.9%	0.73	0.61

WACC		WACC
	Risk-free Rate (4)	1.6%
	Unlevered Beta	0.64
	Debt and Preferred / Total Capitalization	28.2%
	Adjusted Levered Equity Beta	0.81
	Market Risk Premium (5)	6.6%
	Small Company Risk Premium (5)	1.8%
	Equity Cost of Capital (6)	8.8%
	Pre-Tax Cost of Debt	8.0%
	After-Tax Cost of Debt	5.2%
	WACC	7.8%

(1)	Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta +(0.33) × 1.0

(2)	Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 35.0%
(3)	Excludes American Midstream Partners, LP and Southcross Energy Partners, L.P. due to relatively new partnerships with a non-comparable size
(4)	10-year Treasury as of May 3, 2013
(5)	Source: Ibbotson Associates
(6)	Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium)

The Total Expected Market Return methodology is derived by the sum of the current yield and expected distribution growth for the Crestwood Midstream peer group as discussed in the Peer Group Trading Analysis. The assumptions used in the Total Expected Market Return Weighted Average Cost of Capital analysis are shown below:

	Partnership	Current Yield	Distribution Growth	Total Return
Total Return	American Midstream Partners, LP	9.6%	2.6%	12.2%
	Atlas Pipeline Partners, L.P.	6.4%	8.5%	14.9%
	Access Midstream Partners, L.P.	4.2%	11.3%	15.5%
	Crosstex Energy, L.P.	7.0%	5.6%	12.6%
	DCP Midstream Partners, LP	5.7%	8.4%	14.2%
	MarkWest Energy Partners, L.P.	5.4%	9.2%	14.6%
	Regency Energy Partners LP	7.2%	4.3%	11.5%
	Southcross Energy Partners, L.P.	7.4%	6.3%	13.7%
	Summit Midstream Partners, LP	6.0%	8.0%	14.0%
	Targa Resources Partners LP	5.8%	8.5%	14.3%
	Western Gas Partners, LP	3.6%	11.6%	15.2%
		Mean (1)		14.1%
		Median (1)		14.3%

(1)	Excludes American Midstream Partners, LP and Southcross Energy Partners, L.P. due to relatively new partnerships with a non-comparable size.

As mentioned above, the terminal value of Crestwood Midstream was calculated using various exit EV/EBITDA multiples ranging from 9.0x to 11.0x. The exit EV/EBITDA multiples were selected by Evercore by reviewing Crestwood Midstream’s historical trading multiples as well as the EV/EBITDA multiples of the Crestwood Midstream peer group. The terminal value of Crestwood Midstream was also calculated using various perpetuity growth rates ranging from 0.5% to 1.5%. Such perpetuity growth rates were based on Evercore’s judgment of Crestwood’s long-term growth rate and prevailing inflation rates. The terminal yield range of 7.0% to 10.0% for Crestwood Midstream distributions per unit utilized by Evercore in its Discounted Cash Flow Analysis was based on Crestwood Midstream’s exhibited 52-week current yield range of 6.89% to 9.74%.

D.    The following disclosure supplements the discussion following the last full paragraph on page 52 of the Proxy Statement/Prospectus by adding the following new paragraph and table:

The mean and median historical EBITDA multiples paid in the selected transactions reviewed by Evercore were 12.0x and 9.8x, respectively. The selected transactions utilized in the Precedent M&A Transaction Analysis for Crestwood Midstream are shown below ($ in millions):

Date	Acquiror	Seller	Transaction Price
04/13	Atlas Pipeline Partners, L.P.	TEAK Midstream, L.L.C.	$1,000.0
02/13	Regency Energy Partners LP	Southern Union Company	1,429.0
02/13	Western Gas Partners, LP	Anadarko Petroleum Corporation	490.0
02/13	Western Gas Partners, LP	Chesapeake Energy Corporation	133.5
02/13	DCP Midstream Partners LP	DCP Midstream LLC	856.0
01/13	Summit Midstream Partners	Bear Tracker Energy, LLC	513.0
01/13	Crestwood Midstream Partners	Crestwood Holdings Partners LLC	258.0
11/12	Targa Resources Partners LP	Saddle Butte Pipeline, LLC	950.0
11/12	Atlas Pipeline Partners, L.P.	Cardinal Midstream L.L.C.	600.0
08/12	Eagle Rock Energy Partners	BP America Production Co.	227.5
07/12	Crestwood Midstream Partners LP	Devon Energy Corporation	90.0
06/12	CenterPoint Energy, Inc.	Martin Midstream Partners L.P.	275.0
05/12	MarkWest Energy Partners, L.P.	Stonehenge Energy Resources, L.P., Rex Energy Corporation, Summit Discovery Resources II, LLC	512.0
04/12	PennVirginia Resource Partners, L.P.	Chief Gathering LLC	1,252.5
03/12	Williams Partners L.P.	Caiman Eastern Midstream LLC	2,500.0
01/12	Western Gas Partners L.P.	Anadarko Petroleum Corporation	483.0
12/11	Crestwood Midstream Partners LP	Antero Resources	375.0
12/11	Plains All American Pipeline, L.P.	Velocity South Texas Gathering LLC	352.0
10/11	Kinder Morgan Energy Partners, L.P.	SouthTex Treaters	155.0
10/11	Crestwood Midstream Partners LP	Energy Spectrum Capital and Zwolle Pipeline, LLC	73.0
07/11	Western Gas Partners, LP	Anadarko Petroleum Corporation	130.0
06/11	Sable NGL LLC	EOG Resources, Inc.	185.0
05/11	Kinder Morgan Energy Partners, L.P.	Petrohawk Energy Corporation	920.0
03/11	Energy Transfer Partners, L.P. and Regency Energy Partners LP	Louis Dreyfus Highbridge Energy LLC	1,925.0
03/11	Anadarko Petroleum Corp	BP plc	575.5
02/11	Crestwood Midstream Partners	Frontier Gas Services, LLC	338.0
01/11	MarkWest Energy Partners L.P.	EQT Corporation	230.0
01/11	Western Gas Partners, LP	Encana Oil & Gas (USA) Inc.	303.3
12/10	Chesapeake Midstream Partners LP	Chesapeake Midstream Development LP (a wholly-owned subsidiary of Chesapeake Energy Corporation)	500.0
11/10	Williams Partners L.P.	Cabot Oil & Gas Corporation	150.0
11/10	Chevron Corporation	Atlas Pipeline Partners, LP	403.0
11/10	ArcLight Capital Partners LLC	OGE Energy	183.0
10/10	Williams Partners L.P.	Williams Companies, Inc.	782.0
10/10	Cardinal Midstream, LLC	Antero Resources, LLC	268.0
09/10	Targa Resources Partners LP	Targa Resources, Inc.	167.5
08/10	Targa Resources Partners LP	Targa Resources, Inc.	230.0
08/10	Regency Energy Partners, L.P.	Zephyr Gas Services	185.0
08/10	Western Gas Partners, LP	Anadarko Petroleum Corporation	498.0
07/10	Enbridge Energy Partners, L.P.	Atlas Pipeline Partners, LP	686.1
06/10	DCP Midstream, LLC	Ceritas Energy	79.0
04/10	Regency Energy Partners LP	GE Energy Financial Services	92.1
04/10	Kinder Morgan Energy Partners, L.P.	Petrohawk Energy	875.0
04/10	Enterprise Products Partners, L.P.	Yorktown Partners	1,200.0
03/10	Targa Resources Partners LP	Targa Resources, Inc.	420.0
02/10	Western Gas Partners, LP	Anadarko Petroleum Corporation	254.4

E.    The following disclosure supplements the discussion following the last full paragraph on page 53 of the Proxy Statement/Prospectus by adding the following new paragraph and table:

Evercore reviewed the financial and operating data and associated pricing multiples and ratios observed for each of the selected MLPs in the Peer Group Trading Analysis for Crestwood Midstream as shown below ($ in millions, except per unit amounts):

				Enterprise Value / EBITDA
	Price (05/13/2013)	Equity Value	Enterprise Value					Distribution Yield			Distribution Growth	Total Return
Partnership				2013E		2014E		Current	2013E	2014E
Natural Gas Gathering and Processing MLPs
American Midstream Partners, LP	$18.01	$168.6	$378.7	11.5x		10.0x		9.6%	9.6%	9.6%	2.6%	12.2%
Atlas Pipeline Partners, L.P.	36.48	2,403.1	3,646.9	10.2		8.1		6.4%	6.9%	7.8%	8.5%	14.9%
Access Midstream Partners, L.P.	42.48	8,214.5	10,761.2	13.5		10.5		4.2%	4.6%	5.3%	11.3%	15.5%
Crosstex Energy, L.P.	18.78	1,795.5	2,831.7	12.0		9.2		7.0%	7.5%	8.1%	5.6%	12.6%
DCP Midstream Partners, LP	48.06	2,973.3	4,627.7	12.6		9.3		5.7%	6.0%	6.4%	8.4%	14.2%
MarkWest Energy Partners, L.P.	60.70	9,049.7	11,553.2	16.6		12.3		5.4%	5.7%	6.2%	9.2%	14.6%
Regency Energy Partners LP	25.54	5,251.4	8,104.9	12.9		10.4		7.2%	7.3%	7.6%	4.3%	11.5%
Southcross Energy Partners, L.P.	21.61	538.8	981.0	18.6		17.2		7.4%	7.4%	7.6%	6.3%	13.7%
Summit Midstream Partners, LP	27.46	1,367.9	1,559.3	13.1		11.0		6.0%	6.3%	7.0%	8.0%	14.0%
Targa Resources Partners LP	46.63	4,843.3	7,319.1	11.5		9.0		5.8%	6.2%	6.8%	8.5%	14.3%
Western Gas Partners, LP	59.73	6,406.3	8,204.3	18.7		13.7		3.6%	3.8%	4.4%	11.6%	15.2%
	Mean			13.8	x	11.0	x	6.2%	6.5%	7.0%	7.7%	13.9%
	Median			12.9		10.4		6.0%	6.3%	7.0%	8.4%	14.2%

Crestwood Midstream Partners LP	$23.85	$1,456.5	$2,190.1	12.2	x	9.5	x	8.6%	8.7%	9.0%	3.9%	12.5%

F.    The following disclosure replaces the fourth sentence in the fifth full paragraph on page 53 of the Proxy Statement/Prospectus with the following:

Based on the nature of Crestwood Midstream’s asset base, customer base, contract terms and business prospects, as well as certain other considerations related to the specific characteristics of the comparable MLPs, Evercore deemed a range of 11.5x to 13.5x for calendar year 2013 and a range of 9.0x to 12.0x for calendar year 2014 to be relevant.

G.    The following disclosure supplements the discussion following the first full paragraph on page 54 of the Proxy Statement/Prospectus by adding the following table:

			Transaction			Premium
Date Announced				Equity Value	Enterprise Value				52-Week High
	Target	Acquiror	Consideration			1-Day	5-Day	30-Day
01/29/13	Copano Energy, L.L.C.	Kinder Morgan Energy Partners, L.P.	Unit-for-Unit	$3,777.5	$4,724.3	21.8%	21.7%	36.7%	6.1%
02/23/11	Duncan Energy Partners L.P.	Enterprise Products Partners L.P.	Unit-for-Unit	2,405.0	3,302.8	27.9%	27.7%	27.4%	2.3%
06/09/09	TEPPCO Partners LP	Enterprise Products Partners L.P.	Unit-for-Unit	3,290.7	6,024.5	7.1%	4.3%	8.9%	(13.5%	)
06/12/06	Pacific Energy Partners, L.P.	Plains All American Pipeline, L.P.	Unit-for-Unit	1,395.4	2,007.9	10.6%	10.2%	14.4%	(0.5%	)
11/01/04	Kaneb Pipeline Partners, L.P.	Valero L.P.	Unit-for-Unit	1,741.5	2,371.4	21.2%	17.6%	18.6%	4.2%
12/15/03	GulfTerra Energy Partners, L.P.	Enterprise Products Partners L.P.	Unit-for-Unit	2,408.4	4,240.3	2.2%	3.7%	2.1%	(2.0%	)
10/18/97	Santa Fe Pacific Pipeline Partners LP	Kinder Morgan Energy Partners, L.P.	Unit-for-Unit	1,038.0	1,339.9	31.8%	33.2%	40.3%	5.3%
					Median	21.2%	17.6%	18.6%	2.3%
					Mean	17.5%	16.9%	21.2%	0.3%
					Max	31.8%	33.2%	40.3%	6.1%
					Min	2.2%	3.7%	2.1%	(13.5%	)

H.    The following disclosure supplements the discussion following the third full paragraph on page 54 of the Proxy Statement/Prospectus by adding the following table:

Wall Street Research Price Targets

Firm	Analyst	Date	Recommendation	Target Price
Ladenburg Thalmann	Eduardo Seda	02/27/13	Buy	$32.50
Hilliard Lyons	Joel K. Havard	02/27/13	Long-term Buy	32.00
Simmons	Mark L. Reichman	03/21/13	Overweight	30.00
Barclays	Richard Gross	02/28/13	Equalweight	27.00
RBC	T.J. Schultz	02/27/13	Sector Perform	26.00
Citi	John K Tysseland	03/20/13	Neutral	24.00
Bank of America	Gabe Moreen	02/27/13	Underperform	24.00
Wells Fargo	Michael J. Blum	02/28/13	Outperform	NA
			Median:	$27.00
			Mean:	27.93
			Low:	24.00
			High:	32.50

Inergy Midstream Analysis

I.    The following disclosure supplements the discussion following the first full paragraph on page 55 of the Proxy Statement/Prospectus by adding the following new paragraphs and tables:

The following table sets forth Inergy Midstream’s projected unlevered free cash flows for the three months ending September 30, 2013 and fiscal years 2014 through 2017 utilized by Evercore in its analysis ($ in millions):

	For the Three Months Ending September 30,	For the Fiscal Years Ending September 30,
	2013E	2014E	2015E	2016E	2017E
Unlevered FCF	$8.2	$97.4	$40.6	$5.0	$210.6

The assumptions used in the Capital Asset Pricing Model and the associated derivation of Inergy Midstream’s Weighted Average Cost of Capital are shown below ($ in millions, except per unit amounts):

	Partnership	Unit Price 5/3/2013	Market Equity Value	Total Debt and Preferred Stock	Total Debt / Total Capitalization	Adjusted Beta (1)	Unlevered Beta (2)
Equity Cost of Capital	Boardwalk Pipeline Partners, LP	$30.27	$7,121.9	$3,539.2	33.2%	0.72	0.54
	El Paso Pipeline Partners, L.P.	42.50	9,381.0	4,338.0	31.6%	0.62	0.48
	EQT Midstream Partners, LP	46.38	1,641.3	—	0.0%	1.16	1.16
	Niska Gas Storage Partners LLC	15.11	531.7	400.0	42.9%	0.81	0.54
	PAA Natural Gas Storage, L.P.	21.90	1,589.0	582.1	26.8%	0.79	0.64
	Spectra Energy Partners, LP	37.35	4,064.1	1,149.3	22.0%	0.74	0.62
	TC PipeLines, LP	43.06	2,349.5	691.0	22.7%	0.57	0.48
				Mean (3)	29.9%	0.71	0.55
				Median (3)	29.2%	0.73	0.54
WACC			WACC

	Risk-free Rate (4)		1.6%
	Unlevered Beta		0.55
	Debt and Preferred / Total Capitalization		29.9%
	Adjusted Levered Equity Beta		0.70
	Market Risk Premium (5)		6.6%
	Small Company Risk Premium (5)		1.8%
	Equity Cost of Capital (6)		8.1%
	Pre-Tax Cost of Debt		6.0%
	After-Tax Cost of Debt		3.9%
	WACC		6.8%

(1)	Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta +(0.33) × 1.0
(2)	Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 35.0%
(3)	Excludes EQT Midstream, LP due to non-comparable capitalization
(4)	10-year Treasury as of May 3, 2013
(5)	Source: Ibbotson Associates
(6)	Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium)

The Total Expected Market Return methodology is derived by the sum of the current yield and expected distribution growth for the Inergy Midstream peer group as discussed in the Peer Group Trading Analysis. The assumptions used in the Total Expected Market Return Weighted Average Cost of Capital analysis are shown below:

	Partnership	Unit Price 5/3/2013	Market Equity Value	Current Yield	Distribution Growth	Total Return
Total Return	Boardwalk Pipeline Partners, LP	$30.27	$7,121.9	7.0%	2.4%	9.4%
	El Paso Pipeline Partners, L.P.	42.50	9,381.0	5.8%	6.1%	11.9%
	EQT Midstream Partners, LP	46.38	1,641.3	3.0%	38.2%	41.2%
	Niska Gas Storage Partners LLC	15.11	531.7	9.3%	2.9%	12.2%
	PAA Natural Gas Storage, L.P.	21.90	1,589.0	6.5%	2.4%	8.9%
	Spectra Energy Partners, LP	37.35	4,064.1	5.3%	5.2%	10.5%
	TC Pipelines, LP	43.06	2,349.5	7.2%	1.2%	8.4%
				Mean (1)		10.2%
				Median (1)		10.0%

(1)	Excludes EQT Midstream, LP due to non-comparable capitalization

As mentioned above, the terminal value of Inergy Midstream was calculated using various exit EV/EBITDA multiples ranging from 11.5x to 13.5x. The exit EV/EBITDA multiples were selected by Evercore by reviewing Inergy Midstream’s historical trading multiples as well as the EV/EBITDA multiples of the Inergy Midstream peer group. The terminal value of Inergy Midstream was also calculated using various perpetuity growth rates ranging from 0.5% to 1.5%. Such perpetuity growth rates were based on Evercore’s judgment of Inergy Midstream’s long-term growth rate and prevailing inflation rates.

J.    The following disclosure supplements the discussion following the fourth full paragraph on page 55 of the Proxy Statement/Prospectus by adding the following new paragraph and table:

The mean and median historical EBITDA multiples paid in the selected transactions reviewed by Evercore were 12.3x and 12.2x, respectively. The selected transactions utilized in the Precedent M&A Transaction Analysis for Inergy Midstream are shown below ($ in millions):

Date	Acquiror	Seller	Transaction Price
08/12	Boardwalk Pipeline Partners, LP	PL Logistics LLC	$625.0
10/11	Boardwalk Pipeline Partners, LP	Enterprise Products Partners L.P.	550.0
07/11	Inergy, L.P.	New York State Electric & Gas Corp.	65.0
06/11	Cardinal Gas Storage Partners LLC	High Sierra Energy LP	148.0
01/11	DCP Midstream Partners LP	Marysville Hydrocarbon Holdings LLC	101.0
12/10	PAA Natural Gas Storage, L.P.	SGR Holdings, L.L.C.	750.0
09/10	Inergy, L.P.	NGS Energy LP	725.0
07/10	Spectra Energy Corp.	Haddington Energy Partners, GE Energy Financial Services	965.0
07/10	Buckeye Partners	ArcLight Capital Partners	484.0
08/09	Plains All American Pipeline, L.P.	Vulcan Capital	220.0
03/06	Riverstone (Niska)	EnCana Corp.	1,515.0
08/05	Plains All American Pipeline, L.P. and Vulcan Capital	Sempra Energy	510.0
07/05	Inergy, L.P.	eCORP, L.L.C.	230.0
08/04	AGL Resources	AEP	86.0
08/02	Scottish Power PLC (PacifiCorp Power Marketing)	Aquila, Inc.	180.0
08/00	Duke Energy Gas Transmission Corp.	NiSource	400.0
07/00	El Paso Energy Partners	El Paso Corp.	170.0

K.    The following disclosure supplements the discussion following the second full paragraph on page 56 of the Proxy Statement/Prospectus by adding the following new paragraph and table:

Evercore reviewed the financial and operating data and associated pricing multiples and ratios observed for each of the selected MLPs in the Peer Group Trading Analysis for Inergy Midstream as shown below ($ in millions, except per unit amounts):

				Enterprise Value / EBITDA
	Price (05/03/2013)	Equity Value	Enterprise Value					Distribution Yield			Distribution Growth	Total Return
Partnership				2013E		2014E		Current	2013E	2014E
Natural Gas Pipelines/Storage
Boardwalk Pipeline Partners, LP	$30.27	$7,121.9	$10,657.2	13.5	x	12.7	x	7.0%	7.0%	7.1%	2.4%	9.4%
El Paso Pipeline Partners, L.P.	42.50	9,381.0	13,513.0	11.6		10.9		5.8%	6.0%	6.3%	6.1%	11.9%
EQT Midstream Partners, LP	46.38	1,641.3	1,619.3	15.3		11.8		3.0%	3.3%	4.0%	38.2%	41.2%
Niska Gas Storage Partners LLC	15.11	531.7	923.2	6.7		6.5		9.3%	9.3%	9.3%	2.9%	12.2%
PAA Natural Gas Storage, L.P.	21.90	1,589.0	2,170.4	18.1		16.5		6.5%	6.6%	6.6%	2.4%	8.9%
Spectra Energy Partners, LP	37.35	4,064.1	5,157.0	20.0		16.5		5.3%	5.4%	5.7%	5.2%	10.5%
TC PipeLines, LP	43.06	2,349.5	3,037.5	17.0		15.7		7.2%	7.3%	7.4%	1.2%	8.4%
	Mean			13.3	x	10.3	x	6.3%	6.5%	6.8%	5.7%	12.0%
	Median			13.5		10.9		6.5%	6.5%	6.5%	3.1%	11.2%

Inergy Midstream, L.P. (1)	$24.55	$2,108.9	$2,820.5	14.0	x	10.1	x	6.4%	6.6%	7.2%	8.3%	14.7%

				Enterprise Value / EBITDA
	Price (05/03/2013)	Equity Value	Enterprise Value					Distribution Yield			Distribution Growth	Total Return
Partnership				2013E		2014E		Current	2013E	2014E
Niska Gas Storage Partners LLC	$15.11	$531.7	$923.2	6.7	x	6.5	x	9.3%	9.3%	9.3%	2.9%	12.2%
PAA Natural Gas Storage, L.P.	21.90	1,589.0	2,170.4	18.1		16.5		6.5%	6.6%	6.6%	2.4%	8.9%
	Mean			12.4	x	11.5	x	7.9%	7.9%	8.0%	2.6%	10.5%

Inergy Midstream, L.P. (1)	$24.55	$2,108.9	$2,820.5	14.0	x	10.1	x	6.4%	6.6%	7.2%	8.3%	14.7%

(1)	IBES estimates are on a calendar basis, fiscal year ends September 30

L.    The following disclosure replaces the third sentence in the first full paragraph on page 56 of the Proxy Statement/Prospectus with the following:

Based on the nature of Inergy Midstream’s asset base, customer base, contract terms and business prospects, as compared to its peer group, as well as certain other considerations related to the specific characteristics of the comparable MLPs, Evercore deemed a range of 14.0x to 18.0x for fiscal year 2013 and a range of 12.0x to 16.0x for fiscal year 2014 to be relevant.

3.    The section of the Proxy Statement/Prospectus titled “Special Factors – Presentation of Citi, Financial Advisor to Crestwood and Crestwood Holdings” is hereby supplemented as follows:

The following disclosure supplements the discussion following the second full paragraph of page 66 of the Proxy Statement/Prospectus by adding the following new sentence at the end thereof:

Citi was not asked to render a fairness opinion because the Crestwood Board of Directors intended to seek “Special Approval” of the merger under Crestwood’s partnership agreement by the Crestwood Conflicts Committee and it was expected that the Crestwood Conflicts Committee would engage a financial advisor that would render a fairness opinion in the course of considering whether or not to grant “Special Approval” of the merger.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication contains information about the Merger. In connection with the Merger, Crestwood and Inergy Midstream filed the definitive Proxy Statement/Prospectus on September 5, 2013 and began mailing the Proxy Statement/Prospectus to its unitholders on September 6, 2013. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE MERGER AND RELATED MATTERS. Investors and unitholders can obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders can obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy with the SEC from Inergy Midstream’s website, www.inergylp.com/midstream, under the heading “SEC Filings” in the “Investor Relations” tab.

PARTICIPANTS IN THE SOLICITATION

Crestwood, Inergy Midstream and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the Merger.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Proxy Statement. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy Midstream’s directors and executive officers is contained in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

FORWARD-LOOKING STATEMENTS

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Crestwood does not assume any obligation to update these forward-looking statements.